Exhibit 99.1

Cirrus Logic to Present at Upcoming Conferences

AUSTIN, Texas--(BUSINESS WIRE)--November 6, 2013--Cirrus Logic, Inc. (Nasdaq: CRUS) today announced that the company will present at the following investor conferences:

  New York City, Nov. 14 – Cirrus Logic Chief Financial Officer Thurman Case to present at the Goldman Sachs US Emerging Growth Conference at 2 p.m. EST at the Marriott Marquis.
  London, Dec. 4 – Cirrus Logic Chief Executive Officer Jason Rhode to present at the NASDAQ OMX 30th Investor Program at 9:30 a.m. GMT at the Waldorf Hilton.

A live webcast of the presentations will be available on the company's investor relations website http://investor.cirrus.com. An archived replay of the webcast will be available on the website following the event.

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Phoenix, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic, Inc.

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com